                                    ITEM 7(D)

                                                                      ITEM 7(D)

                                B Y E - L A W S

                                       of

                               IPC HOLDINGS, LTD.


                I, Vernelle Flood, Assistant Secretary of IPC HOLDINGS, LTD., DO HEREBY CERTIFY, that the attached is a true and correct copy of the Bye-laws of the said Company, which were adopted by the Shareholders on February 15, 1996 and effective March 13, 1996, in place of the Bye-laws adopted on July 24, 1995.


                                            /s/  Vernelle Flood
[SEAL]                                      ----------------------------
                                            Vernelle Flood, Assistant Secretary

                               RESTATED BYE-LAWS
                                       OF
                               IPC HOLDINGS, LTD.
         (As amended and restated by resolution of the Members adopted on February 15, 1996 and effective March 13, 1996)


                               TABLE OF CONTENTS

Bye-Law                                                                    Page
- -------                                                                    ----

1.        Interpretation                                                    1
     BOARD OF DIRECTORS
2.        Board of Directors                                                7
3.        Management of the Company                                         7
4.        Power to appoint managing director or
            chief executive officer                                         8
5.        Power to appoint manager                                          8
6.        Power to authorise specific actions                               8
7.        Power to appoint attorney                                         9
8.        Power to appoint and dismiss employees                            9
9.        Power to borrow and charge property                               9
10.       Power to purchase shares of the Company                           10
11.       Election of Directors                                             12
12.       Defects in appointment of Directors                               13
13.       Alternate Directors                                               13
14.       Removal of Directors                                              14
15.       Vacancies on the Board                                            15
16.       Notice of meetings of the Board                                   16
17.       Quorum at meetings of the Board                                   17
18.       Meetings of the Board                                             17
19.       Unanimous written resolutions                                     18
20.       Contracts and disclosure of Directors' interest                   18
21.       Remuneration of Directors                                         19
22.       Other interests of Directors                                      19
     COMMITTEES
23.       Power to delegate to a Committee                                  20
     OFFICERS
24.       Officers of the Company                                           21
25.       Appointment of Officers                                           21
26.       Remuneration of Officers                                          22
27.       Duties of Officers                                                22
28.       Chairman of meetings                                              22
29.       Register of Directors and Officers                                22
     MINUTES
30.       Obligations of Board to keep minutes                              23
     INDEMNITY
31.       Indemnification of Directors and Officers
            of the Company                                                  24
32.       Waiver of claim by Member                                         25

        MEETINGS
33.        Notice of annual general meeting                       26
34.        Notice of special general meeting                      26
35.        Accidental omission of notice of general meeting       27
36.        Meeting called on requisition of members               27
37.        Short notice                                           27
38.        Postponement of meetings                               28
39.        Quorum for general meeting                             28
40.        Adjournment of meetings                                29
41.        Attendance at meetings                                 29
42.        Written resolutions                                    29
43.        Attendance of Directors                                31
44.        Voting at meetings                                     31
45.        Voting on show of hands                                31
46.        Decision of chairman                                   32
47.        Demand for a poll                                      32
48.        Seniority of joint holders voting                      34
49.        Instrument of proxy                                    34
50.        Representation of corporations at meetings             34
        SHARE CAPITAL AND SHARES
51.        Rights of shares                                       35
52.        Limitation on voting
             rights of Controlled Shares                          38
53.        Power to issue shares                                  42
54.        Variation of rights and alteration of
             share capital                                        43
55.        Registered holder of shares                            44
56.        Death of a joint holder                                47
57.        Share certificates                                     47
58.        Calls on shares                                        46
        REGISTER OF MEMBERS
59.        Contents of Register of Members                        46
60.        Inspection of Register of Members                      47
61.        Determination of record dates                          47
62.        Instrument of transfer                                 48
63.        Restriction on transfer                                48
64.        Transfers by joint holders                             51
        LIEN ON SHARES
65.        Lien on Shares                                         51
        TRANSMISSION OF SHARES
66.        Registration on bankruptcy                             53
        DIVIDENDS
67.        Declaration of dividends by Board                      53
68.        Other distributions                                    54
69.        Reserve fund                                           54
70.        Deduction of amounts due to the Company                54
71.        Unclaimed dividends                                    54
72.        Interest on dividend                                   55

                                      (ii)

        CAPITALIZATION
73.       Issue of bonus shares                               55
        ACCOUNTS AND FINANCIAL STATEMENTS
74.       Records of account                                  55
75.       Financial year end                                  56
76.       Financial statements                                56
        AUDIT
77.       Appointment of Auditor                              56
78.       Remuneration of Auditor                             57
79.       Vacation of office of Auditor                       57
80.       Access to books of the Company                      57
81.       Report of the Auditor                               57
        NOTICES
82.       Notices to Members of the Company                   58
83.       Notices to joint Members                            58
84.       Service and delivery of notice                      59
        SEAL OF THE COMPANY
85.       The Seal                                            59
86.       Manner in which seal is to be affixed               59
        WINDING-UP
87.       Determination to wind-up Company                    60
88.       Winding-up/distribution by liquidator               60
        ALTERATION OF BYE-LAWS
89.       Alteration of Bye-laws                              61

                                     (iii)

                                B Y E - L A W S
                                       of
                               IPC HOLDINGS, LTD.

                                 INTERPRETATION


1.      Interpretation

        (1) In these Bye-laws the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:-

            (a) "Act" means the Companies Act 1981 as amended from time to time;

            (b) "Affiliate" has the meaning ascribed thereto in Rule 144 promulgated under the Securities Act;


            (c) "Alternate Director" means an alternate Director;

            (d) "AIG Option" means the option to purchase Common Shares granted to American International Group, Inc., a Delaware Corporation, by the Company pursuant to the Amended and Restated Option Agreement, dated the effective date hereof, between the Company and American International Group, Inc.;

            (e) "AIG Person" means any of American International Group, Inc., a
                Delaware corporation ( and its successors) and its Affiliates;

            (f) "Auditor" includes any individual or partnership;

            (g) "Board" means the Board of Directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;

            (h) "Business Day" means any day, other than a Saturday, a Sunday or any day on which banks in Hamilton, Bermuda or The City of New York, United States are authorized or obligated by law or executive order to close;

            (i) "Code" means the United States Internal Revenue Code of 1986, as amended from time to time, or any federal statute from time to time in effect that has replaced such statute, and any reference in these Bye-laws to a provision of the Code or a rule or regulation promulgated thereunder means such provision, rule or regulation as amended from time to time or any provision of a federal law, or any federal rule or regulation, from time to time in effect that has replaced such provision, rule or regulation;

            (j) "Common Shares" means the common shares, par value U.S.$0.01 per share, or the Company and includes a fraction of a Common Share;

            (k) "Company" means the company for which these Bye-laws are approved and confirmed;

            (l) "Controlled Shares" of any Person means all Common Shares owned by such Person, whether:

                (i)     directly;

                (ii) with respect to Persons who are U.S. Persons, by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the Code; or,

                (iii) beneficially owned directly or indirectly within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations thereunder;

            (m) "debenture" means debenture stock, mortgages, bonds and any other such debt securities of the Company whether constituting a charge on the assets of the Company or not;

            (n) "Director" means a director of the Company and shall include an
                Alternate Director;

            (o) "dividend" includes a bonus or capitalization issue of shares;

     (p) "Exchange Act" means the United States Securities Exchange Act of 1934 as amended from time to time or any federal statute from time to time in effect that has replaced such statute, and any reference in these Bye-laws to a provision of the Exchange Act or a rule or regulation promulgated thereunder means such provision, rule or regulation as amended from time to time or any provision of a federal law, or any federal rule or regulation, from time to time in effect that has replaced such provision, rule or regulation;

     (r) "Fair Market Value" means, with respect to a repurchase of any shares of the Company in accordance with these Bye-laws, (i) if such shares are listed on a securities exchange (or quoted in a securities quotation system), the average closing sale price of such shares on such exchange (or in such quotation system), or, if such shares are listed on (or quoted in) more than one exchange (or quotation system), the average closing sale price of the shares on the principal securities exchange (or quotation system) on which such shares are then traded, or, if such shares are not then listed on a securities exchange (or quotation system) but are traded in the over-the-counter market, the average of the latest bid and asked quotations for such shares in such market, in each case for the last five trading days immediately preceding the day on which notice of the repurchase of such shares is sent pursuant to these Bye-laws or (ii) if no such closing sales prices or quotations are available because such shares are not publicly traded or otherwise, the fair value of such shares as determined by one independent nationally recognized investment banking firm chosen by the Company and reasonably satisfactory to the Member whose shares are to be so repurchased by the Company, provided that the calculation of the Fair Market Value of the shares made by such appointed investment banking firm (i) shall not include any discount relating to the absence of a public trading market for, or any transfer restrictions on, such shares, and (ii) such calculation shall be final and the fees and expenses stemming from such calculation shall be borne by the Company or its assignee, as the case may be;

        (s)  "Formula" has the meaning ascribed thereto in Bye-law 52";

        (t) "Member" means the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons as the context so requires;

        (u) "notice" means written notice as further defined in these Bye-laws unless otherwise specifically stated;

        (v) "Officer" means any person appointed by the Board to hold an office in the Company;

        (w) "Person" means any individual, company, corporation, firm, partnership, trust or any other business, entity or person, whether or not recognized as constituting a separate legal entity;

        (x) "Preferred Shares" means the preferred shares, par value U.S.$0.01 per share, of the Company and includes a fraction of a Preferred Share;

        (y) "Register of Directors and Officers" means the Register of Directors and Officers referred to in Bye-law 29;

        (z) "Register of Members" means the Register of Members referred to in Bye-law 59;

        (aa) "Secretary" means the person appointed to perform any or all the duties of secretary of the Company and includes any deputy or assistant secretary;

        (bb) "Securities Act" means the United States Securities Act of 1933 as amended from time to time or any federal statute from time to time in effect which has replaced such statute, and any reference in these Bye-laws to a provision of the Securities
             Act or a rule or regulation promulgated thereunder means such provision, rule or regulation as amended from time to time or any provision of a federal law, or any federal rule or regulation, from time to time in effect that has replaced such provision, rule or regulation;

     (cc) "share" means a share of any class of shares in the capital of the Company (including, where the context so admits, Common Shares) and includes a fraction of a share;

     (dd) "subsidiary", with respect to any Person, means a company more than fifty percent (50%) (or, in the case of a wholly owned subsidiary, one hundred percent (100%)) of the outstanding Voting Shares of which is owned, directly or indirectly, by such Person or by one or more other subsidiaries, or any such Person and one or more other subsidiaries;

     (ee) "10% Shareholder" means a Person who owns, in the aggregate, (i) directly, (ii) with respect to Persons who are U.S. Persons, by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the Code or (iii) beneficially, directly or indirectly within the meaning of Section 13(d)(3) of the Exchange Act, issued shares of the Company representing ten percent (10%) or more of the total combined voting rights attaching to the issued Common Shares and the issued shares of any other class or classes of shares of the Company;

     (ff) "Unadjusted Basis", when used with respect to the aggregate voting rights held by any Member, refers to the determination of such rights without reference to the provisions relating to the adjustment of voting rights contained in Bye-law 52;

     (gg) "United States" means the United States of America and dependent territories or any part thereof;

     (hh) "United States 25% Shareholder" means a U.S. Person who owns, directly or by application of the constructive ownership rules of Sections 958(a) and 958(b) of the Code, issued shares representing either (i) more than twenty-five percent (25%) of the total combined voting rights attaching to the issued Common Shares and the issued shares of any other class or classes of shares of the Company or (ii) more than twenty-five percent (25%) of the total combined value of the Common Shares and any other shares of the Company, in each case determined pursuant to
           Section 957 of the Code;

     (ii) "U.S. Person" means (i) an individual who is a citizen or resident of the United States, (ii) a corporation or partnership that is, as to the United States, a domestic corporation or partnership and (iii) an estate or trust that is subject to United States Federal income tax on its income regardless of its source; and

     (jj) "Voting Share" of any Person means any share in such Person conferring voting rights on the holder thereof (other than such voting rights as would exist solely in relation to a proposal to alter or vary the rights attaching to such shares solely upon the future occurrence of a contingency or voting rights attaching solely by virtue of the provisions of the Act).

(2) In these Bye-laws, where not inconsistent with the context:

     (a) words denoting the plural number include the singular number and vice versa;

     (b) words denoting the masculine gender include the feminine gender;

     (c) words importing persons include companies, associations or bodies of persons whether corporate or not;

     (d) the word:

         (i) "may" shall be construed as permissive;

                    (ii)  "shall" shall be construed as imperative; and

                (e) unless otherwise provided herein words or expressions
                    defined in the Act shall bear the same meaning in these Bye-laws.

        (3) Expressions referring to writing or written shall, unless the contrary intention appears, include facsimile, printing, lithography, photography and other modes of representing words in a visible form.

        (4) Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.


                               BOARD OF DIRECTORS

2.  Board of Directors

        The business of the Company shall be managed and conducted by the Board.

3.  Management of the Company

        (1) In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these Bye-laws, required to be exercised by the Company in general meeting subject, nevertheless, to these Bye-laws, the provisions of any statute, and to such regulations as may be prescribed by the Company in general meeting.

     (2) No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

     (3) The Board may procure that the Company pays to Members or third parties all expenses incurred in promoting and incorporating the Company.

4.   Power to appoint chief executive officer

     The Board may from time to time appoint one or more Persons to the office of chief executive officer of the Company who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company.

5.   Power to appoint manager

     The Board may appoint a Person to act as manager of the Company's day to day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business.

6.   Power to authorise specific actions

     The Board may from time to time and at any time authorise any Director, Officer or other Person of body of Persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

7.      Power to appoint attorney

        The Board may from time to time and at any time by power of attorney appoint any company, firm, Person or body of Persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as they may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under their personal seal with the same effect as the affixation of the seal of the Company.

8.      Power to appoint and dismiss employees

        The Board may appoint, suspend or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties.

9.      Power to borrow and charge property

        The Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

10.     Power to purchase shares of the Company

        (1)     Exercise of Power to Repurchase Shares of the Company

        The Board may exercise all the powers of the Company to purchase all or any part of its own shares pursuant to Sections 42 and 42A of the Act or to discontinue the Company to a named country or jurisdiction outside Bermuda pursuant to Section 132G of the Act.

        (2)     Unilateral Repurchase Right

        Subject to Section 42A of the Act, if the Board in its absolute and unfettered discretion, on behalf of the Company, determines that share ownership by any Member may result in adverse tax, regulatory or legal consequences to the Company, any of its subsidiaries or any of the Members, the Company will have the option, but not the obligation, to repurchase all or part of the shares held by such Member (to the extent the Board, in the reasonable exercise of its discretion, determines it is necessary to avoid or cure such adverse consequences) for immediately available funds in an amount equal to the Fair Market Value of such shares on the date the Company sends the Repurchase Notice referred to below (the "Repurchase Price"); provided, that the Board will use its best efforts to exercise this option equally among similarly situated Members (to the extent possible under the circumstances). In that event, the Company will also be entitled to assign its repurchase right to a third party or parties including the other Members, with the consent of such assignee. Each Member shall be bound by the determination by the Company to repurchase or assign its right to repurchase such Member's shares and, if so required by the Company, shall sell the number of shares that the Company requires it to sell.

        In the event that the Company or its assignee(s) determines to repurchase any such shares, the Company shall provide each Member concerned with written notice of such determination (a "Repurchase Notice") at least seven (7) calendar days prior to such repurchase or such shorter period as each such Member may authorize, specifying the date on which any such shares are to be repurchased and the Repurchase Price. The Company may revoke the Repurchase Notice at any time before it (or its assignee(s)) pays for the shares. Neither the Company nor its assignee(s) shall be obliged to give general notice to the Members of any intention to purchase or the conclusion of any purchase of shares. Payment of the Repurchase Price by the Company or its assignee(s) shall be by wire transfer and made at a closing to be held no less than seven (7) calendar days after receipt of the Repurchase Notice by the Member.

        3.  Restrictions on repurchases

        If the Company redeems or purchases shares pursuant to this Bye-law 10, it shall do only in a manner it believes would not result, upon consummation of such redemption or purchase, in (i) the number of total Controlled Shares of any Person other than an AIG Person, as a percentage of the shares of the Company, increasing to ten percent (10%) or any higher percentage or (ii) an AIG Person becoming or continuing to be a United States 25% Shareholder, in each case (i) and (ii) on an Unadjusted Basis.

11.     Election of Directors

        (1)     Number and term of office

        The Board shall consist of seven (7) Directors, each having one vote, who shall be elected, except in the case of casual vacancy, by the Members in the manner set forth in paragraph (2) of this Bye-law 11 at the annual general meeting or any special general meeting called for the purpose and who shall hold office until the next succeeding annual general meeting or until their successors are elected or appointed or their office is otherwise vacated. Candidates for election at each annual general meeting or special general meeting called for the purpose shall be nominated by the Board.

        (2)     Election by cumulative voting

        Notwithstanding any other provisions of these Bye-laws, the principle of cumulative voting shall apply in any election of Directors pursuant to paragraph (1) of this Bye-law 11. Each Member entitled to vote in such election (including any Member owning Controlled Shares) shall have a number of votes equal to the product of (x) the number of votes conferred by such Member's Common Shares (as adjusted pursuant to Bye-law 52, if applicable) and (y) seven (7). Each Member may divide and distribute such Member's votes, as so calculated, among any one or more candidates for the directorships to be filled, or such Member may cast such Member's votes for a single candidate. At such election, the candidates receiving the highest number of votes, up to the number of directors to be chosen, shall stand elected, and an absolute majority of the votes cast is not a prerequisite to the election of any candidate to the Board.

12. Defects in appointment of Directors

        All acts done bona fide by any meeting of the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every person had been duly appointed and was qualified to be a Director.

13. Alternate Directors

        (1) Each Director may appoint an Alternate Director and such appointment shall become effective upon the Secretary receiving written notice of such appointment. Any person so appointed shall have all the rights and powers of the Director or Directors for whom such person is appointed in the alternate, provided that such person shall not be counted more than once in determining whether or not a quorum is present.

        (2) An Alternate Director shall be entitled to receive notice of all meetings of the Board and to attend and vote at any such meeting at which a Director for whom such Alternate Director was appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such Director for whom such Alternate Director was appointed.

        (3) An Alternate Director shall cease to be such if the Director for whom such Alternate Director was appointed ceases for any reason to be a Director but may be re-appointed by the Board as alternate to the person appointed to fill the vacancy in accordance with these Bye-laws.

14.     Removal of Directors

        (1) Subject to any provision to the contrary in these Bye-laws, the Members may, at any special general meeting convened for that purpose and held in accordance with these Bye-laws, remove any Director provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director's removal.

        (2) A vacancy on the Board created by the removal of a Director under the provisions of subparagraph (1) of this Bye-law may be filled by the Members at the meeting at which such Director is removed. A Director so appointed shall hold office until the next annual general meeting or until such Director's successor is elected or appointed or such Director's office is otherwise vacated and, in the absence of such election or appointment, the Board may fill any such vacancy in accordance with Bye-law 15.

15.     Vacancies on the Board

        (1) The Board shall have the power from time to time and at any time to appoint any person as a Director to fill a vacancy on the Board occurring as the result of the death, disability, disqualification or resignation of any Director or if such Director's office is otherwise vacated. A Director so appointed by the Board shall hold office until the next succeeding annual general meeting or until such Director's successor is elected or appointed or such Director's office is otherwise vacated.

        (2) The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws, or such greater number as may have been determined by the Members, as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act only for the purpose of (i) summoning a general meeting of the Company or (ii) preserving the assets of the Company.

        (3)     The office of Director shall be vacated if the Director:

                (a) is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

                (b) is or becomes bankrupt or makes any arrangement or composition with his creditors generally;

                (c)  is or becomes of unsound mind or dies;

                (d) resigns his or her office by notice in writing to the Company.


16.  Notice of meetings of the Board

        (1) The Chairman or Deputy Chairman, or any two (2) Directors may, and the Secretary on the requisition of the Chairman or Deputy Chairman, or any two (2) Directors shall, at any time summon a meeting of the Board by at least three (3) Business Days' notice to each Director and Alternate Director, unless such Director or Alternate Director consents to shorter notice.

        (2) Notice of a meeting of the Board shall specify the general nature of the business to be considered at such meeting and shall be deemed to be duly given to a Director if it is given to such Director in person or otherwise communicated or sent to such Director by registered mail, courier service, cable, telex, telecopier, facsimile or other mode of representing words in a legible and non-transitory form at such Director's last known address or any other address given by such Director to the Company for this purpose. If such notice is sent by next-day courier, cable, telex, telecopier or facsimile, it shall be deemed to have been given the Business Day following the sending thereof and, if by registered mail, five (5) Business Days following the sending thereof.

        (3) Meetings of the Directors may be held within or outside of Bermuda.

17.     Quorum at meetings of the Board

        The quorum necessary for the transaction of business at a meeting of the Board shall be a majority of the Directors then in office, present in person or represented or such greater number as the Members shall determine.

18.     Meetings of the Board

        (1) The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.

        (2) Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

        (3) A resolution put to the vote at a duly constituted meeting of the Board at which a quorum is present and acting throughout shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes, the resolution shall fail.

19.     Unanimous written resolutions

        A resolution in writing signed by all the Directors which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution. For the purposes of this Bye-law only, "Director" shall not include an Alternate Director.

20.     Contracts and disclosure of Directors' interests

        (1) Any Director, or any Director's firm, partner or any company with whom any Director is associated, may act in a professional capacity for the Company and such Director or such Director's firm, partner or such company shall be entitled to remuneration for professional services as if such Director were not a Director, provided that nothing herein contained shall authorise a Director or Director's firm, partner or such company to act as Auditor of the Company.

        (2) A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

        (3) Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

21.  Remuneration of Directors

        (1) The remuneration, (if any) of the Directors shall be determined by the Company in general meeting and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

        (2) A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

22.  Other interests of Directors

        A Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as member or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company. The Board may also cause the voting power conferred by the shares in any other company held or owned by the Company to be exercised in such manner in all respects as the Board thinks fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.

                                   COMMITTEES

23.     Power to delegate to a committee

        The Board may appoint one or more Board committees and may delegate any of its powers to any such committee. Without limiting the generality of the foregoing, such committees may include:

        (a) an Executive Committee, which shall have the power of the Board between meetings of the Board;

        (b) an Audit Committee, which shall, among other things, advise the Board with respect to the Company's financial reporting responsibilities and related matters;

        (c) a Stock Option and Stock Purchase Committee, which shall, among other things, advise the Board with respect to the Company's employee stock option and stock purchase plans, and approve and administer such plans in accordance with Rule 16b-3 under the Exchange Act; and

        (d) a Compensation Committee, which shall, among other things, advise the Board with respect to compensation of Officers.

        All Board committees shall conform to such directions as the Board shall impose on them, provided that each member shall have one (1) vote, and each committee shall have the right as it deems appropriate to retain outside experts. Each committee may adopt rules for the conduct of its affairs, including rules governing the adoption of resolutions by unanimous written consent, and the place, time, and notice of meetings, as such committee shall consider advisable and as shall not be inconsistent with these Bye-laws or with any applicable resolution adopted by the Board. Each committee shall cause minutes to be made of all meetings of such committee and of the attendance thereat and shall cause such minutes and copies of resolutions adopted by unanimous consent to be promptly inscribed or incorporated by the Secretary in the Company's minute book.

                                    OFFICERS

24.     Officers of the Company

        The Officers of the Company shall consist of a Chief Executive Officer, a Chairman, a Deputy Chairman, a Secretary and such additional Officers as the Board may from time to time determine all of whom shall be deemed to be Officers for the purposes of these Bye-laws.

25.     Appointment of Officers

        (1) The Board shall, as soon as possible after each annual general meeting elect one of its number to be Chairman of the Company and another of its number to be Deputy Chairman.

        (2) The Secretary, the Chief Executive Officer and any additional Officers shall be appointed by the Board from time to time.


26.     Remuneration of Officers

        The Officers shall receive such remuneration as the Board may from time to time determine.


27.     Duties of Officers

        The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.


28.     Chairman of meetings

        The Chairman shall act as chairman at all meetings of the Members and of the Board at which such person is present. In his absence the Deputy Chairman, if present, shall act as chairman and in the absence of both of them a chairman shall be appointed or elected by those present at the meeting and entitled to vote.


29.     Register of Directors and Officers

(1) The Board shall cause to be kept in one or more books at its registered office a Register of Directors and Officers and shall enter therein the following particulars with respect to each Director and the Chairman, Deputy Chairman, provided each such person is a Director, and the Chief Executive Officer and

Secretary, that is to say:

        (a)     first name and surname; and

        (b)     address.

(2) The Board shall, within the period of fourteen days from the occurrence of -

        (a) any change among its Directors and in the Chairman, Deputy Chairman, Chief Executive Officer or Secretary; or

        (b) any change in the particulars contained in the Register of Directors and Officers,

cause to be entered on the Register of Directors and Officers the particulars of such change and the date on which such change occurred.

(3) The Register of Directors and Officers shall be open to inspection at the office of the Company on every Business Day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each Business Day be allowed for such inspection.


                                    MINUTES

30.     Obligations of Board to keep minutes

        The Board shall cause minutes to be duly entered in books provided for the purpose:-

        (a)     of all elections and appointments of Officers;

        (b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

        (c) of all resolutions and proceedings of general meetings of the Members, meetings of the Board, meetings of managers and meetings of committees appointed by the Board.

                                INDEMNITY

31.     Indemnification of Directors and Officers of the Company

        (a) The Directors, Secretary and other Officers for the time being of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for the acts of or the solvency or honesty of any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any wilful negligence, wilful default, fraud or dishonesty which may attach to any of said persons.

        (b) Every Director and Officer of the company shall be indemnified out of the funds of the Company against all liabilities incurred by him as such Director or Officer of the Company in defending any proceedings, whether civil or criminal, in which judgment is given in his favour, or in which he is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court. Such funds shall be advanced to such Director or Officer on his incurring liability prior to judgment provided that should he be found guilty of a criminal or other offence for which he cannot by law be indemnified he shall reimburse the Company the funds advanced.

32.  Waiver of claim by Member


        Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company, PROVIDED THAT such waiver shall not extend to any matter in respect of any wilful negligence, wilful default, fraud or dishonesty which may attach to such Director or Officer.

                                    MEETINGS

33.   Notice of annual general meeting

      The annual general meeting of the Company shall be held in each year at such time and place as the Chairman or any two Directors or any Director and the Secretary or the Board shall appoint. At least ten days' written notice of such meeting shall be given to each Member stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

34.   Notice of special general meeting

      The Chairman or any two Directors or any Director and the Secretary or the Board may convene a special general meeting of the Company whenever in their judgment such a meeting is necessary, upon not less than ten days' written notice which shall state the time, place and the general nature of the business to be considered at the meeting.

35.  Accidental omission of notice of general meeting

        The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

36.  Meeting called on requisition of Members

        Notwithstanding anything herein, the Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene a special general meeting of the Company and the provisions of section 74 of the Act shall apply.

37.  Short notice

        A general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

38.  Postponement of Meetings

     The Board may postpone any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under Bye-law
36) provided that notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

39.  Quorum For General Meeting

     At any general meeting of the Company two or more persons present in person and representing in person or by proxy in excess of 50% (on an Unadjusted Basis) of the total issued and outstanding Common Shares throughout the meeting shall form a quorum for the transaction of business; provided, that if the Company shall at any time have only one Member, one Member present in person or by proxy shall constitute a quorum. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day two (2) weeks later, at the same time and place or to such other day, time or place as the Chairman (if there be one) or failing him the Deputy Chairman or any Director in attendance may determine. Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

40.     Adjournment of meetings

        The chairman of a general meeting may, with the consent of the Members at any general meeting at which a quorum is present (and shall if so directed), adjourn the meeting. Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

41.     Attendance at meetings

        Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

42.     Written resolutions

        (1) Subject to subparagraph (6), anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members of the Company, may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

        (2) A resolution in writing may be signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members, or any class thereof, in as many counterparts as may be necessary.

        (3) For the purposes of this Bye-law, the date of the resolution is the date when the resolution is signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Member to sign and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

        (4) A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

        (5) A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of sections 81 and 82 of the Act.

        (6)     This Bye-law shall not apply to:-

                (a) a resolution passed pursuant to section 89(5) of the Act; or

                (b) a resolution passed for the purpose of removing a Director before the expiration of his term of office under these Bye-laws.


43.     Attendance of Directors

        The Directors of the Company shall be entitled to receive notice of and to attend and be heard at any general meeting.


44.     Voting at meetings

        Subject to the provisions of the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Bye-laws and in the case of an equality of votes the resolution shall fail.


45.     Voting on show of hands

        At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Bye-laws, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his or her hand.

46.     Decision of chairman

        At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, or an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Bye-laws, be conclusive evidence of that fact.

47.     Demand for a poll

        (1) Notwithstanding the provisions of the immediately preceding two Bye-laws, at any general meeting of the Company, in respect of any question proposed for the consideration of the Members (whether before or on the declaration of the result of a show of hands as provided for in these Bye-laws), a poll may be demanded by any of the following persons: -

                (a)     the chairman of such meeting; or

                (b) at least two Members present in person or represented by proxy; or

                (c) any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

                (d) any Member or Members present in person or represented by proxy holding Common Shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all Common Shares.

        (2) Where, in accordance with the provisions of paragraph (1) of this Bye-law, a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, including any limitation on the voting power of any Controlled Shares pursuant to Bye-law 52, every Person present at such meeting shall have one vote for each share of which such Person is the holder or for which such person holds a proxy and such vote shall be counted in the manner set out in paragraph (4) of this Bye-law or in the case of a general meeting at which one or more Members are present by telephone in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands.

        (3)     A poll demanded in accordance with the provisions of paragraph
(1) of this Bye-law, for the purpose of electing a chairman or on a question of adjournment, shall be taken forthwith and a poll demanded on any other question shall be taken in such manner and at such time and place as the chairman may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

        (4) Where a vote is taken by poll each person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his or her vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. At the conclusion of the poll the ballot papers shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman for the purpose and the result of the poll shall be declared by the chairman.

48.  Seniority of joint holders voting

        In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

49.  Instrument of proxy

        The instrument appointing a proxy shall be in writing in the form, or as near thereto as circumstances admit, a Form "A" in the Schedule hereto, under the hand of the appointor or of his attorney duly authorised in writing, or if the appointor is a corporation, either under its seal, or under the hand of a duly authorised officer or attorney. The decision of the chairman of any general meeting as to the validity of any instrument of proxy shall be final.

50.  Representation of corporations at meetings

        A corporation which is a Member may be written instrument authorise such person as it thinks fit to act as its representative at any meeting of the Members and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he or she thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.


                            SHARE CAPITAL AND SHARES

51.     Rights of shares

        (1) The share capital of the Company shall initially be divided into two classes of shares consisting of (i) 75,000,000 Common Shares and (ii) 25,000,000 Preferred Shares.

        (2) The holders of Common Shares shall, subject to the provisions of these Bye-laws:

        (a) be entitled to one vote per Common Share or, in the case of Controlled Shares, if applicable, a fraction of a vote per Controlled Share as determined pursuant to Bye-law 52;

        (b) be entitled to such dividends as the Board may from time to time declare;

        (c) in the event of a liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to share equally and ratably in the assets of the Company, if any, remaining after the payment of all debts and liabilities of the Company and the liquidation preference of any outstanding Preferred Shares; and

        (d) generally be entitled to enjoy all of the rights attaching to shares.

        (3) The Board is authorised, subject to limitations prescribed by law, to issue the Preferred Shares in series, to establish from time to time the number of Preferred Shares to be included in each such series, and to fix the designation, powers, preferences and rights to the Preferred Shares of each such series and the qualifications, limitations or restrictions thereof. The terms of any series of Preferred Shares shall be set forth in a Certificate of Designation in the minutes of the Board.

        The authority of the Board with respect to each series of Preferred Shares shall include, but not be limited to, determination of the following:

        (a) the number of Preferred Shares constituting that series and the distinctive designation of that series;

        (b) the rate of dividend, and whether (and if so, on what terms and conditions) dividends shall be cumulative (and if so, whether unpaid dividends shall compound or accrue interest) or shall be payable in preference or in any other relation to the dividends payable on any other class or classes of shares or any other series of the Preferred Shares;

        (c) whether that series shall have voting rights in addition to the voting rights provided by law and, if so, the terms and extent of such voting rights;

        (d) whether the Preferred Shares may be redeemed and, if so, the terms and conditions on which they may be redeemed (including, without limitation, the dates upon or after which they may be redeemed and the price or prices at which they may be redeemed, which price or prices may be different in different circumstances or at different redemption dates);

        (e) whether the Preferred Shares shall be issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange (including, without limitation the price or prices or the rate or rates of conversion or exchange or any terms for adjustment thereof);

        (f) the amounts, if any, payable upon the Preferred Shares in the event of voluntary liquidation, dissolution or winding up of the Company in preference of shares of any other class or series and whether the Preferred Shares shall be entitled to participate generally in distributions on the Common Shares under such circumstances;

        (g) the amounts, if any, payable upon the Preferred Shares in the event of involuntary liquidation, dissolution or winding up of the Company in preference of shares of any other class or series and whether the Preferred Shares shall be entitled to participate generally in distributions on the Common Shares under such circumstances;

        (h) sinking fund provisions, if any, for the redemption or purchase of the Preferred Shares (the term "sinking fund" being understood to include any similar fund, however designated); and

        (i) any other relative rights, preferences, limitations and powers of that series.

52.     Limitation on voting rights of Controlled Shares

        (1) Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a poll at a general meeting every Member of record present in person or by proxy shall have one vote for each Common Share registered in his name in the register; PROVIDED, however, that, subject to the following provisions of this Bye-law 52, if and for so long as the number of issued Controlled Shares of any Person would constitute ten percent (10%) or more of the total combined voting rights attaching to the issued Common Shares of the Company (calculated after giving effect to any prior reduction in voting rights attaching to Common Shares of other Persons as provided in this Bye-law 52), each such issued Controlled Share, regardless of the identity of the registered holder thereof, shall confer only a fraction of a vote as determined by the following formula (the "Formula"):

        (T - C)  Divided By  (9.1 x C)

Where: "T" is the aggregate number of votes conferred by all the issued Common Shares immediately prior to that application of the Formula with respect to such issued Controlled Shares, adjusted to take into account each reduction in such aggregate number of votes that results from a prior reduction in the exercisable votes conferred by any issued Controlled Shares pursuant to Bye-law 52(4) as at the same date;


                "C" is the number of issued Controlled Shares attributable to such Person.

        (2) The Directors may, by notice in writing, require any Member to provide within not less than ten (10) Business Days, complete and accurate information to the registered office or such other place as the Directors may designate in respect of any or all of the following matters:

        (a) the number of Common Shares in which such Member is legally or beneficially interested;

        (b) the Persons who are beneficially interested in Common Shares in respect of which such Member is the registered holder;

        (c) the relationship, association or affiliation of such Member with any other Member or Person whether by means of common control or ownership or otherwise; or

        (d) any other facts or matters which the Directors may consider relevant to the determination of the number of Controlled Shares attributable to any Person.

        (3) If any Member does not respond to any notice given pursuant to Bye-law 52(2) above within the time specified therein or the Directors shall have reason to believe that any information provided in relation thereto is incomplete or inaccurate, the Directors may determine that the votes attaching to any Common Shares registered in the name of such Member shall be disregarded for all purposes until such time as a response (or additional response) to such notice reasonably satisfactory to the Directors has been received as specified therein.

        (4) The Formula shall be applied successively as many times as may be necessary to ensure that no Person shall be a 10% Shareholder at any time. For the purposes of determining the votes exercisable by Members as at any date, the Formula shall be applied to the shares of each Member in declining order based on the respective numbers of total Controlled Shares attributable to each Member. Thus, the Formula will be applied first to the votes of shares held by the Member to whom the largest number of total Controlled Shares is attributable and thereafter sequentially with respect to the Member with the next largest number of total Controlled Shares. In each case, calculations are made on the basis of the aggregate number of votes conferred by the issued Common Shares as of such date, as reduced by the application of the Formula to any issued Common Shares of any Member with a larger number of total Controlled Shares as of such date.

        (5) Notwithstanding the provisions of paragraphs (1) and (2) of this Bye-law 52 above, having applied the provisions thereof as best as they consider reasonably practicable, the Directors may make such final adjustments to the aggregate number of votes attaching to the Common Shares of any Member that they consider fair and reasonable in all the circumstances to ensure that no Person shall be a 10% Shareholder at any time.

53.     Power to issue shares

        (1) Subject to the provisions of these Bye-laws and to any rights attaching to issued shares of the Company, the unissued shares of the Company (whether forming part of the original share capital or any increased share capital) shall be at the disposal of the Board, which may issue, offer, allot, exchange or otherwise dispose of shares or options, warrants or other rights to purchase shares or securities convertible into or exchangeable for shares (including any employee benefit plan providing for the issuance of shares or options or rights in respect thereof), at such times, for such consideration and on such terms and conditions as it may determine (including, without limitation, such preferred or other special rights or restrictions with respect to dividend, voting, liquidation or other rights of the shares as may be determined by the Board).

        (2) Notwithstanding the foregoing provisions of this Bye-law, the Company shall not issue any shares in a manner that the Board believes would cause, by reason of such issuance, (i) the total Controlled Shares of any Person other than an AIG Person to equal or exceed ten percent (10%) of the shares of the Company or (ii) an AIG Person to become or continue to be a United States 25% Shareholder, in each case (i) and (ii) on an Unadjusted Basis; PROVIDED, however, that, paragraph (ii) of this Bye-law 53(2) notwithstanding, the Company may issue shares in a manner and amount that would cause an AIG Person to become or continue to be a United States 25% Shareholder upon the exercise of the AIG Option, in part or in full, in accordance with its terms.

Notwithstanding the foregoing provisions of this Bye-law, the restrictions of this Bye-law 53(2) shall not apply to any issuance of shares to a person acting as an underwriter in the ordinary course of its business, purchasing such shares pursuant to a purchase agreement to which the Company is a party, for resale.

        (3) The Board shall, in connection with the issue of any share, have the power to pay such commission and brokerage as may be permitted by law.

        (4) The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the Company, but nothing in this Bye-law shall prohibit transactions permitted pursuant to Sections 39A, 39B, and 39C of the Act.

54.     Variation of rights and alteration of share capital

        (1) While the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class in accordance with Section 47(7) of the Act. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

        (2) The Company may from time to time by resolution of the Members change the currency denomination of, increase, alter or reduce its share capital in accordance with the provisions of Sections 45 and 46 of the Act. Where, on any alteration of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit including, without limiting the generality of the foregoing, the issue to Members, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of Members.

55. Registered holder of shares

        (1) The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable or other claim to, or interest in, such share on the part of any other person.

        (2) Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the Member at such Member's address in the Register of Members or, in the case of joint holders, to such address of the holder first named in the Register of Members, or to such person and to such address as the holder or joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.


56.     Death of a joint holder

        Where two or more persons are registered as joint holders of a share or shares then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.


57.     Share certificates

        (1) Every Member shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

        (2) The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom such shares have been allotted.

        (3) If any such certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if they see fit.


58.     Calls on shares

        The Board may from time to time make such calls as it thinks fit upon the Members in respect of any monies unpaid on the shares allotted to or held by such Members.


                              REGISTER OF MEMBERS

59.     Contents of Register of Members

        The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the following particulars:-

        (a) the name and address of each Member, the number and, where appropriate, the class of shares held by such Member and the amount paid or agreed to be considered as paid on such shares;

        (b) the date on which each person was entered in the Register of Members;

        (c) the date on which any person ceased to be a Member for one year after such person so ceased; and

        (d)     the country where such Member is resident.


60.     Inspection of Register of Members

        The Register of Members shall be open to inspection at the registered office of the Company on every Business Day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given by advertisement in an appointed newspaper to that effect, be closed for any time or times not exceeding in the whole thirty days in each year.


61.     Determination of record dates

        Notwithstanding any other provision of these Bye-laws, the Board may fix any date as the record date for:

        (a)     determining the Members entitled to receive any dividend; and

        (b) determining the Members entitled to receive notice of and to vote at any general meeting of the Company.

                               TRANSFER OF SHARES

62.     Instrument of transfer

        (1) An instrument of transfer shall be in the form or as near thereto as circumstances admit of Form "B" in the Schedule hereto or in such other common form as the Board may accept. Such instrument of transfer shall be signed by or on behalf of the transferor and transferee provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

        (2) The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

63.     Restriction on transfer

        (1) Subject to the Act, this Bye-law 63 and such other of the restrictions contained in these Bye-laws and elsewhere as may be applicable, and except, in the case of any shares other than the Common Shares, as may otherwise be provided by the terms of issuance thereof, any Member may sell, assign, transfer or otherwise dispose of shares of the Company at the time owned by it and, upon receipt of a duly executed form of transfer in writing, the Directors shall procure the timely registration of the same. If the Directors refuse to register a transfer for any reason they shall notify the proposed transferor and transferee within thirty days of such refusal.

        (2) The Directors shall decline to register a transfer of shares if the Directors have reason to believe that the effect of such transfer would be
(i) to increase the number of total Controlled Shares of any Person other than an AIG Person to ten percent (10%) or any higher percentage of the shares of the Company or (ii) that an AIG Person would become or continue to be a United States 25% Shareholder, in each case (i) and (ii) on an Unadjusted Basis.

        (3) The Directors may, in their absolute and unfettered discretion, decline to register the transfer of any shares if the Directors have reason to believe (i) that such transfer may expose the Company, any subsidiary thereof, any Member or any Person ceding insurance to the Company or any such subsidiary to adverse tax or regulatory treatment in any jurisdiction or (ii) that registration of such transfer under the Securities Act or under any blue sky or other U.S. state securities laws or under the laws of any other jurisdiction is required and such registration has not been duly effected (PROVIDED, however, that in this case (ii) the Directors shall be entitled to request and rely on an opinion of counsel to the transferor or the transferee, in form and substance satisfactory to the Directors, that no such approval or consent is required and no such violation would occur, and the Directors shall not be obligated to register any transfer absent the receipt of such an opinion).

        (4) Without limiting the foregoing, the Board shall decline to approve or register a transfer of shares unless all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Bermuda, the United States or any other applicable jurisdiction required to be obtained prior to such transfer shall have been obtained.

        (5) The registration of transfers may be suspended at such time and for such periods as the Directors may from time to time determine; PROVIDED that such registration shall not be suspended for more than forty-five days in any period of three hundred and sixty five (365) consecutive days.

        (6) The Directors may require any Member, or any Person proposing to acquire shares of the Company, to certify or otherwise provide information in writing as to such matters as the Directors may request for the purpose of giving effect to Bye-laws 10(2), 10(4), 53(2), 63(2) and 63(3), including as to such Person's status as a U.S. Person, its Controlled Shares and other matters of the kind contemplated by Bye-law 52(2). Such request shall be made by written notice and the certification or other information requested shall be provided to such place and within such period (not less than ten (10) Business Days after such notice is given unless the Directors and such Member or proposed acquiror otherwise agree) as the Directors may designate in such request. If any Member or proposed acquiror does not respond to any such request by the

Directors as requested, or if the Directors have reason to believe that any certification or other information provided pursuant to any such request is inaccurate or incomplete, the Directors may decline to register any transfer or to effect any issuance or purchase of shares to which such request relates.

64.     Transfers by joint holders

        The joint holders of any share or shares may transfer such share or shares to one or more of such joint holders, and the surviving holder or holders of any share or shares previously held by them jointly with a deceased Member may transfer any such share or shares to the executors or administrators of such deceased Member.

65.     Lien on Shares

        (1) The Company shall have a first and paramount lien and charge on all shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other Person, whether a Member or not, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Bye-law. The registration of a transfer of any such share shall operate as a waiver of the Company's lien (if any) thereon. The Company's lien (if any) on a share shall extend to all dividends or other monies payable in respect thereof.

        (2) The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is then presently payable, nor until the expiration of fourteen days after a notice in writing stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the relevant Member, or the Person, of which the Company has notice, entitled thereto by reason of such Member's death or bankruptcy. Effective upon such sale, any certificate representing such shares prior to such sale shall become null and void, whether or not it was actually delivered to the Company.

        (3) To give effect to any such sale the Directors may authorize some Person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

        (4) The proceeds of such sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the Person entitled to the shares at the date of the sale.

                             TRANSMISSION OF SHARES


66.     Registration on bankruptcy

        Any person becoming entitled to a share in consequence of the bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in the form, or as near thereto as circumstances admit, of Form "B" in the Schedule hereto. On the presentation thereof to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member's bankruptcy.

                       DIVIDENDS AND OTHER DISTRIBUTIONS

67.     Declaration of dividends by the Board

        Subject to any rights or restrictions at the time lawfully attached to any class of shares and subject to these Bye-laws, the Board may, in accordance with Section 54 of the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets.

68. Other distributions

        The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company.

69. Reserve fund

        The Board may from time to time before declaring a dividend set aside, out of the surplus or profits of the Company, such sum as it thinks proper as a reserve fund to be used to meet contingencies or for equalising dividends or for any other special purpose.

70. Deduction of amounts due to the Company

        The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

71. Unclaimed dividends

        Any dividend unclaimed for a period of six (6) years from the date of declaration of such dividend shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, interest or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trustee in respect thereof.

72.     Interest on dividend

        No dividend or distribution shall bear interest against the Company.


73.     Issue of bonus shares

        Subject to Bye-law 53(2), the Board may resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.


                       ACCOUNTS AND FINANCIAL STATEMENTS

74.     Records of account

        The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:-

        (a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

        (b)     all sales and purchases of goods by the Company; and

        (c)     the assets and liabilities of the Company.

Such records of account shall be kept at the registered office of the Company or, subject to Section 83 (2) of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.


75.     Financial year end

        The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.


76.     Financial statements

        Subject to any rights to waive laying of accounts pursuant to Section 88 of the Act, financial statements as required by the Act shall be laid before the Members in general meeting.


                                     AUDIT

77.     Appointment of Auditor

        Subject to Section 88 of the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company. Such Auditor may be a Member but no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

78. Remuneration of Auditor

        The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Members may determine.

79. Vacation of office of Auditor

        If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor's services are required, the Board shall, as soon as practicable, convene a special general meeting to fill the vacancy thereby created.

80. Access to books of the Company

        The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

81. Report of the Auditor

        (1) Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to Section 88 of the Act, the accounts of the Company shall be audited at least once in every year.

        (2) The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting.

        (3) The generally accepted auditing standards referred to in paragraph
(2) of this Bye-law shall be those of the United States of America and the financial statements and the report of the Auditor shall disclose this fact.

                                    NOTICES

82. Notices to Members of the Company

        A notice may be given by the Company to any member either by delivering it to such Member in person or by sending it to such Member's address in the Register of Members or to such other address given for the purpose. For the purposes of this Bye-law, a notice may be sent by mail, courier service, cable, telex, telecopier, facsimile or other mode of representing words in a legible and non-transitory form.

83. Notices to joint Members

        Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of

Members and notice so given shall be sufficient notice to all the holders of such shares.

84.     Service and delivery of notice

        Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile or other method as the case may be.

                              SEAL OF THE COMPANY

85.     The Seal

        The seal of the Company shall be in such form as the Board may from time to time determine. The Board may adopt one or more duplicate seals for use outside Bermuda.

86.     Manner in which seal is to be affixed

        The seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors, or some other person appointed by the Board for the purpose, provided that any Director, or Officer, may affix the seal of the Company attested by such Director or Officer's signature only to any authenticated copies of these

Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director or Officer.

87. Determination to wind up Company

        The Company may be wound up voluntarily by resolution of the Members.

                                   WINDING-UP

88. Winding-up/distribution by liquidator

        If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

                             ALTERATION OF BYE-LAWS

89. Alteration of Bye-laws

        No Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Board and by a resolution of the Members.


                                     *****
                                      ***
                                       *

                         SCHEDULE - FORM A (Bye-law 49)

                               IPC HOLDINGS, LTD.

                                   P R O X Y

I
of
the holder of                             share(s) in the above-named Company
hereby appoint ..............................................................
or failing him/her ..........................................................
or failing him/her ..........................................................
as my proxy to vote on my behalf at the General Meeting of the Company to be
held on the               day of                 , 19    , and at any
adjournment thereof.

Dated this               day of                 , 19

*GIVEN under the seal of the company

*Signed by the above-named

 .............................................................................

 .............................................................................
Witness

*Delete as applicable.

                         SCHEDULE - FORM B (Bye-law 62)

                         TRANSFER OF A SHARE OR SHARES

FOR VALUE RECEIVED ............................................................

[amount]

 ...............................................................................

[transferor]

hereby sell assign and transfer unto ..........................................

 ...............................................................................

[transferee]

of ............................................................................

[address]

 ...............................................................................

[number of shares]

shares of IPC HOLDINGS, LTD.

Dated ...........................

                                              .................................
                                                        (Transferor)

In the presence of:

 .................................
           (Witness)

                                              .................................
                                                        (Transferee)

In the presence of:

 .................................
           (Witness)